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                                                                     EXHIBIT 2.1


                                 PLAN OF MERGER

                                 by and between

                            SPLITROCK SERVICES, INC.
                             (a Texas corporation)
                                      and
                            SPLITROCK SERVICES, INC.
                            (a Delaware corporation)

                                   May 7, 1998

         THIS PLAN OF MERGER was approved on April 6, 1998 by the Board of Directors of Splitrock Services, Inc., a business corporation organized under the laws of the State of Texas ("Splitrock"), and approved on April 27, 1998 by the Board of Directors of Splitrock Services, Inc., a business corporation organized under the laws of the State of Delaware ("Merger Sub" and together with Splitrock the "Constituent Corporations").

         WHEREAS, Splitrock wishes to reincorporate in the State of Delaware and in order to accomplish said reincorporation, Splitrock will merge with and into Merger Sub (the "Merger") upon the terms set forth herein; and

         WHEREAS, the respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Splitrock be merged with and into Merger Sub, pursuant to the Texas Business Corporation Act ("TBCA") and pursuant to the provisions of the Delaware General Corporation Law ("DGCL"), in the manner contemplated herein and have adopted resolutions approving this Plan of Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the Merger, the mode of carrying the same into effect, the manner and basis of causing the shares of each Constituent Corporation to be converted into shares of Merger Sub or cancelled and such other details and provisions as are deemed desirable, the parties hereto have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I

         In accordance with the provisions of the TBCA and the DGCL, Splitrock shall be merged with and into Merger Sub, the latter of which shall be and is herein sometimes referred to as the "Surviving Corporation," which shall continue to exist as said Surviving Corporation under the name "Splitrock Services, Inc." and shall continue to be governed by the DGCL. The separate existence of Splitrock shall cease at the effective time and date of the Merger in accordance with the provisions of the TBCA.
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                                   ARTICLE II

         The Merger shall become effective upon completion of the filing of an executed original of this Plan of Merger and of Articles of Merger with the Secretary of State of the State of Texas and the Certificate of Merger with the Secretary of State of the State of Delaware. The date and time when the Merger becomes effective shall be the "Effective Time" referred to in this Plan of Merger.

                                  ARTICLE III

         A. The Merger. Subject to the terms and conditions of this Plan of Merger, Splitrock shall be merged with and into Merger Sub at the Effective Time. Following the Merger, the separate corporate existence of Splitrock shall cease and Merger Sub shall be the Surviving Corporation and shall succeed to and assume all the rights and obligations of Splitrock in accordance with the DGCL.

         B.      Effects of the Merger; Certificate and Bylaws; Directors and
Officers.

                 1. The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the DGCL. PURSUANT TO ARTICLE 5.01 OF THE TBCA, A COPY OF THE CERTIFICATE OF INCORPORATION IS ATTACHED HERETO.

                 2. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation thereafter unless and until changed, altered, or amended in accordance with their terms, the terms of the Certificate of Incorporation of the Surviving Corporation following the Effective Time and as provided by law.

                 3. The directors and officers of Splitrock as in office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation thereafter, each to hold their directorship or office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected and qualified or such director's or officer's earlier resignation, termination, removal or retirement.

                                   ARTICLE IV

         The mode of carrying the Merger into effect and the manner and basis of converting, exchanging or cancelling the shares of the Constituent Corporations, as applicable, into shares of Merger Sub (as hereinafter defined), or other consideration shall be as follows:



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         A.      Merger Consideration.

                 1. At the Effective Time, each share of Common Stock of Splitrock outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof cease to be outstanding and be converted into the right to receive one share of Common Stock, par value $.001 per share, of Merger Sub.

                 2. No fractional shares shall be issued and each holder of the Common Stock of Splitrock shall be entitled to the nearest whole share of Merger Sub rounded upwards if such fractional share exceeds .5 and otherwise rounded downwards.

                 3. Effective as of the Effective Time, each holder of record of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Common Stock of Splitrock, whose shares were exchanged for shares of Merger Sub, shall surrender such certificates for cancellation to Merger Sub, duly endorsed.

                 4. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding as one share of Common Stock of the Surviving Corporation.

         B. No Further Rights in Common Stock of Splitrock. As of the Effective Time, all shares of the Common Stock of Splitrock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing shares of Common Stock of Splitrock as of the Effective Time shall cease to have any rights with respect thereto, except the right to receive that number of shares of Merger Sub to which such holder is entitled upon surrender of such certificates as provided above.

                                   ARTICLE V

         Expenses and Franchise Taxes. The Surviving Corporation shall bear all expenses of the Surviving Corporation, Merger Sub, and Splitrock in connection with this Plan of Merger and all the transactions contemplated hereby. Additionally, pursuant to Article 5.04(c) of the TBCA, the Surviving Corporation will be responsible for the payment of all fees and franchise taxes required by law and will be obligated to pay same.





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         IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Plan of Merger to be signed in its corporate name by its duly authorized officer, all as of the date first above written.

                                      SPLITROCK SERVICES, INC.,
                                      a Delaware corporation


                                      By: /s/ WILLIAM R. WILSON
                                          ------------------------------------
                                          William R. Wilson, President


                                      SPLITROCK SERVICES, INC.,
                                      a Texas corporation


                                      By: /s/ WILLIAM R. WILSON
                                          ------------------------------------
                                          William R. Wilson, President





                       [SIGNATURE PAGE TO PLAN OF MERGER]





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